SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2013

CONTANGO ORE, INC.
(Exact Name of Registrant Specified in Charter)

Delaware	000-54136	27-3431051
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3700 Buffalo Speedway, Suite 925 Houston, Texas	77098
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 877-1311

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On Tuesday, December 3, 2013, Contango ORE, Inc. (the “Company”) held its annual stockholders meeting.  The Company’s shareholders were asked to consider and vote upon the following proposals:

1.        To elect three persons to serve as directors of the Company.

2.        To ratify the appointment of UHY LLP as the Company’s independent auditors for the fiscal year ending June 30, 2014.

3.         To conduct a non-binding advisory vote on the frequency of non-binding advisory votes to approve the compensation of the Company’s executives

4.        To conduct a non-binding advisory vote to approve the compensation of non-binding advisory votes to approve the compensation of the Company’s executives

Summarized below are final results of the matters voted on at the annual meeting:

		For	Against	Abstentions	Broker Non- Votes
(1)	Election of Directors
	Brad Juneau	X
	Joseph S. Compofelice	X
	Joseph G. Greenberg	X
(2)	Ratification of the appointment UHY LLP as the Company’s independent auditors for the fiscal year ending June 30, 2014	X
(3)	Conduct a non-binding advisory vote to approve the compensation of the Company’s executives	X
(4)	Conduct a non-binding advisory vote on executive compensation every year	X

Item 8.01.       OTHER EVENTS

The Company issued a press release on December 6, 2013 that reported on the results of the 2013 annual stockholders meeting held on December 3, 2013.

Item 9.01.       FINANCIAL STATEMENTS AND EXHIBITS

(d)        Exhibits.

99.1      Press Release dated December 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, Inc.

		By:	/s/ Leah Gaines
Leah Gaines
Vice President and Chief Financial Officer

Dated:	December 6, 2013